Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made to be effective as of the 1st day of March, 2015 (“Effective Date”), by and between I-10 EC CORRIDOR #2 LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and CARBO CERAMICS INC., a Delaware corporation (“Tenant”), with reference to the following:

A. Landlord and Tenant entered into that certain Office Lease dated as of January 20, 2009 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of January 15, 2010 (the “First Amendment”), by and between Landlord and Tenant (the Original Lease, as amended by the First Amendment, is hereinafter referred to as the “Lease”), for the lease of certain premises (the “Premises”) known as Suite 300 consisting of approximately 27,259 rentable square feet in the building located at 575 North Dairy Ashford, Houston, Texas, and commonly known and identified as Energy Center II, as more particularly described in the Lease.

B. Landlord and Tenant desire by this Second Amendment to amend the Lease in order to (i) extend the Lease Term, (ii) provide for a revised Base Rent, and (iii) further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. Unless the context clearly indicates otherwise, all references to the “Lease” in the Lease and in this Second Amendment shall hereinafter be deemed to refer to the Lease, as amended hereby.

2. Extension of Lease Term. Landlord and Tenant acknowledge that the Lease Term is scheduled to expire on June 30, 2016. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the Lease Term is hereby extended for a period of one hundred twenty (120) complete calendar months (the “Extension Term”) commencing on July 1, 2016 (the “Extension Term Commencement Date”) and ending on June 30, 2026, unless sooner terminated in accordance with the terms of the Lease. Landlord and Tenant acknowledge and agree that Tenant shall have no right or option to extend or otherwise renew the Lease Term beyond the Extension Term; accordingly, Section 2 of the Rider to Lease attached to the Original Lease and Section 6 of the First Amendment are hereby deleted and of no further force or effect. In addition, any reference in the Lease to the “Lease Term” or words of similar import shall mean the Lease Term together with the Extension Term, unless the context clearly indicates otherwise, and any reference in the Lease to the “Expiration Date” or words of similar import shall mean June 30, 2026, unless the context clearly indicates otherwise.

3. Base Rent for Extension Term. Notwithstanding anything to the contrary contained in the Lease, and in addition to all other amounts due and payable by Tenant in connection with the Lease to be paid in the manner specified therein, including, without limitation, Tenant’s Proportionate Share of Operating Expenses, and amounts due in connection with Tenant’s indemnification, insurance, maintenance, repair, utility, service and parking obligations, Tenant shall, commencing on the Extension Term Commencement Date, pay in the manner specified in the Lease, Base Rent for the Premises as follows:

Period	Annual Base Rent	Monthly Base Rent
7/1/16 – 6/30/17	$688,289.76	$57,357.48
7/1/17 – 6/30/18	$701,919.24	$58,493.27
7/1/18 – 6/30/19	$715,548.72	$59,629.06
7/1/19 – 6/30/20	$729,178.20	$60,764.85
7/1/20 – 6/30/21	$742,807.80	$61,900.65
7/1/21 – 6/30/22	$756,437.28	$63,036.44
7/1/22 – 6/30/23	$770,066.76	$64,172.23
7/1/23 – 6/30/24	$783,696.24	$65,308.02
7/1/24 – 6/30/25	$797,325.72	$66,443.81
7/1/25 – 6/30/26	$810,955.20	$67,579.60

4. Tenant Improvements. Tenant shall be entitled to a one-time improvement allowance (the “Extension Term Allowance”) in the amount of up to $490,662.00 (i.e., $18.00 per rentable square foot of the Premises) to be used for costs reasonably related to the design and construction of Tenant’s improvements that are to be permanently affixed to the Premises (collectively, the “Tenant Improvements”). Notwithstanding anything to the contrary contained herein, Tenant must request payment of all or any portion of the Extension Term Allowance, provide all documentation required under this Section below and satisfy all conditions set forth in this Section below on or before December 31, 2016 or the Extension Term Allowance, or such portion thereof, shall be deemed waived with no further obligation by Landlord with respect thereto. In no event shall Landlord be obligated to make disbursements pursuant to this Section 4 in a total amount that exceeds the Extension Term Allowance or at any time Tenant is in default under the Lease, and in no event shall Tenant be entitled to any excess, credit, deduction or offset against Rent for any unused portion of the Extension Term Allowance. Tenant shall be responsible for and shall pay all costs of the Tenant Improvements in excess of the Extension Term Allowance. All Tenant Improvements shall be deemed Landlord’s property under the terms of the Lease. Tenant’s choice of architect/space planner, contractor(s) and subcontractor(s) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to commencement of construction of any Tenant Improvements, Tenant shall provide Landlord with (i) plans and specifications for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) copies of the bids for the Tenant Improvements from all of Tenant’s contractors and subcontractors. All Tenant Improvements shall be constructed in accordance with such plans and specifications approved by Landlord, using materials and finishes comparable to the materials and finishes currently in the Premises, and shall be performed and completed in compliance with all laws, free of liens and without any claims for unpaid bills for material, labor or supplies. Landlord’s review of any plans and specifications as set forth in this Section shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with law or other like matters (accordingly, notwithstanding that any plans and specifications are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance that may be

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rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in such plans and specifications). Tenant or its general contractor shall carry “Builder’s All Risk” or “Installation Floater” insurance in a commercially reasonable amount covering the construction of the Tenant Improvements, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall include such extended coverage endorsements as may be reasonably required by Landlord. Tenant’s contractor(s) and subcontractor(s) shall be licensed and carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with commercially reasonable limits in form and with companies as are reasonably approved by Landlord. Tenant’s contractor(s) and subcontractor(s) shall submit to Landlord a Certificate of Insurance naming Landlord, Landlord’s property management company and any other parties designated by Landlord as additional insureds. Tenant shall furnish to Landlord executed construction permits, evidence reasonably satisfactory to Landlord of final inspections of the Tenant Improvements of any governmental agencies having jurisdiction over the Premises, and such invoices, certifications, affidavits, lien releases, and other documentation as Landlord may reasonably request, to be assured, to Landlord’s reasonable satisfaction, that the Tenant Improvements have been completed in compliance with laws and in accordance with the plans and specifications approved by Landlord and have been paid for by Tenant. Tenant shall pay (which payment may be in the form of a credit against the Extension Term Allowance) a construction coordination fee (the “Landlord Coordination Fee”) to Landlord in an amount equal to the product of (i) one percent (1%) and (ii) an amount equal to the total actual cost of the Tenant Improvements. Landlord shall pay the Extension Term Allowance as follows:

Not more than once in any thirty (30) day period during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the amounts due to Tenant’s contractors and vendors, in a form reasonably acceptable to Landlord, showing a schedule, by subtrade, of the percentage of completion of the Tenant Improvements, detailing the portion of the work completed and the portion not completed (the “Payment Request”); (ii) invoices from all of Tenant’s contractors and vendors for labor rendered and materials delivered to the Premises that reflect costs included in the Payment Request; (iii) executed conditional (with respect to the work that is the subject of the Payment Request in question) or unconditional (with respect to the work that is the subject of the immediately prior Payment Request) mechanics lien releases from all such contractors and vendors in a form reasonably acceptable to Landlord; and (iv) all other information reasonably requested by Landlord. The Payment Request shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in such Payment Request. Within thirty (30) days of Landlord’s receipt of the items set forth in subsections (i) through (iv) above Landlord shall deliver, after payment of the Landlord Coordination Fee, a check to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), or (B) the balance of any remaining available portion of the Extension Term Allowance (not including the Final Retention), as applicable, provided that (a) Landlord does not dispute any Payment Request based on non-compliance of any work with the approved plans and specifications or due to any substandard work, or for any other reason, and (b) an Event of Default is not occurring. If Landlord

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withholds payment pursuant to (b) above, Landlord shall promptly make such payment to Tenant if, and only if, Tenant cures such Event of Default. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in any Payment Request.

Subject to the foregoing, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord properly executed unconditional mechanics lien releases for all portions of the Tenant Improvements for which Tenant has not previously delivered an unconditional mechanics lien release in a form reasonably acceptable to Landlord, (ii) Landlord has determined that no substandard work exists which adversely affects the Building systems, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, (iii) Tenant’s architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements has been substantially completed, (iv) Tenant delivers a copy of Tenant’s recorded, valid “Notice of Completion,” and (v) no Event of Default is occurring.

Tenant hereby acknowledges that Tenant will be performing the Tenant Improvement work during the Term, and Tenant shall not be entitled to any abatement or reduction of Rent in connection with such work or to any change in the Extension Term Commencement Date, nor shall any such work be deemed an eviction, actual or constructive, of Tenant. In the event Tenant elects to construct or install the Tenant Improvements, Tenant shall prosecute such construction or installation continuously and diligently to completion as soon as reasonably possible. The rights granted under this Section are personal to the Named Tenant and shall not be applicable to any other Tenant, assignee, subtenant or other transferee or successor.

5. Landlord Termination Option. Notwithstanding any contrary provision in the Lease and in addition to any other right of termination that Landlord may have under the Lease, if Worley (as defined below) either (A) desires to lease all or any portion of the Premises from Landlord effective as of a date that is on or after July 1, 2021, or (B) has elected, prior to the Termination Notice Date, to surrender to Landlord at least thirty-five percent (35%) of rentable square footage of the premises leased under the Worley Lease, then Landlord shall have the right to terminate the Lease by giving Tenant written notice thereof no later than July 15, 2020 (“Termination Notice Date”), in which case such termination shall be effective as of June 30, 2021. As used herein, “Worley” shall mean the tenant leasing space in the Building pursuant to that certain Office Lease dated December 23, 2008 by and between Landlord, as landlord, and WorleyParsons Group Inc., as tenant, as thereafter amended (the “Worley Lease”).

6. Right of First Refusal; Preferential Right to Lease. Effective as of the date of this Second Amendment, Sections 3 and 4 of the Rider to Lease attached to the Original Lease shall be null and void and of no further force or effect.

7. Parking. Notwithstanding anything to the contrary in the Lease, during the Extension Term, the Parking Spaces shall be free of charge.

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8. Utility and Energy Usage. If necessary in connection with any obligation of Landlord to comply with LEED requirements or any energy usage disclosure law, then, within thirty (30) days of Landlord’s request, Tenant shall provide to Landlord all requested information regarding Tenant’s utility and energy usage at the Premises during the Lease Term that is in then in Tenant’s possession, without Tenant having to prepare any reports or conduct any studies to provide such information (which requested information may include number of computers used in the Premises, operating hours, number of employees per shift and other similar information). Tenant acknowledges that such information may be disclosed to third parties, including governmental agencies and current, potential or future mortgagees and/or prospective purchasers. Tenant’s obligation to provide the foregoing with respect to any period of time during the Lease Term shall survive the expiration or earlier termination of the Lease for one (1) year.

9. Attorneys’ Fees. Should either party institute any action or proceeding to enforce or interpret the Lease or any provision hereof, for damages by reason of any alleged breach of the Lease or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be awarded from the other party all costs and expenses, including, without limitation, attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include reasonable attorneys’ fees, accountants fees, expert witness fees and any and all consultants and other similar fees incurred in connection with the action or proceeding and preparations therefor. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

10. Intentionally Omitted.

11. Indemnification. Effective as of the date of this Second Amendment, Sections 10(A), and 10(B) of the Original Lease shall be modified as follows, in order to comply with applicable law: (i) to address the “express negligence” doctrine by adding a new parenthetical at the end of Section 10(B); and (ii) Sections 10(A) and 10(B) (as modified in subsection (i)) are set forth below in bold, all capital font. Effective as of the date of this Second Amendment, Section 10(D) of the Original Lease is also modified such that the new subsection (D) below shall replace the existing subsection (D).

“(A) RELEASE. EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR VIOLATION OF LAW BY, OR DUE TO THE DEFAULT UNDER THIS LEASE BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD BY, LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS, BUT SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 9(B)(5) ABOVE, TENANT HEREBY RELEASES LANDLORD, ITS BENEFICIARIES, MORTGAGEES, STOCKHOLDERS, AGENTS (INCLUDING, WITHOUT LIMITATION, MANAGEMENT AGENTS), PARTNERS, OFFICERS, SERVANTS AND EMPLOYEES, AND THEIR RESPECTIVE AGENTS, PARTNERS, OFFICERS, SERVANTS AND EMPLOYEES (“RELATED PARTIES”), FROM AND WAIVES ALL CLAIMS FOR DAMAGES TO PERSON OR PROPERTY SUSTAINED BY TENANT, RESULTING DIRECTLY OR INDIRECTLY FROM FIRE OR OTHER CASUALTY, ANY EXISTING OR FUTURE CONDITION, DEFECT,

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MATTER OR THING IN THE PREMISES, THE BUILDING (INCLUDING THE ASSOCIATED COMMON AREAS), OR FROM ANY EQUIPMENT OR APPURTENANCE THEREIN, OR FROM ANY ACCIDENT IN OR ABOUT THE BUILDING (INCLUDING THE ASSOCIATED COMMON AREAS), OR FROM ANY ACT OF NEGLECT OF ANY THIRD PARTY TENANT OR OCCUPANT OF THE BUILDING OR OF ANY OTHER THIRD PARTY.

(B) TENANT’ S INDEMNIFICATION. EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF OR DUE TO THE DEFAULT UNDER THIS LEASE BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD, BY LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS, BUT SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 9(B)(5) ABOVE, TENANT AGREES TO HOLD HARMLESS AND INDEMNIFY LANDLORD AND LANDLORD’S RELATED PARTIES FROM AND AGAINST CLAIMS AND LIABILITIES, INCLUDING REASONABLE ATTORNEYS’ FEES, (i) FOR INJURIES TO ALL PERSONS AND DAMAGE TO OR THEFT OR MISAPPROPRIATION OR LOSS OF PROPERTY (EXCLUDING THE BUILDING OR ANY EQUIPMENT OR APPURTENANCE THEREIN BELONGING TO LANDLORD) OCCURRING IN THE PREMISES ARISING FROM TENANT’S OCCUPANCY OF THE PREMISES OR THE CONDUCT OF ITS BUSINESS, OR FROM ANY ACTIVITY, WORK, OR THING DONE, PERMITTED OR SUFFERED BY TENANT, ITS EMPLOYEES, AGENTS, GUESTS OR INVITEES IN THE PREMISES, (ii) THE NEGLIGENCE OF TENANT OR ITS AGENTS, EMPLOYEES OR CONTRACTORS, OR (iii) FROM ANY BREACH OR DEFAULT ON THE PART OF TENANT IN THE PERFORMANCE OF ANY COVENANT OR AGREEMENT ON THE PART OF TENANT TO BE PERFORMED PURSUANT TO THE TERMS OF THIS LEASE BEYOND THE EXPIRATION OF APPLICABLE NOTICE OR CURE PERIODS (AND TENANT SPECIFICALLY AGREES THAT, SUBJECT TO SECTION 33.001 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE AS OF THE EFFECTIVE DATE, AND OTHER SIMILAR LIMITATIONS UNDER APPLICABLE LAW, TENANT’S INDEMNIFICATION OBLIGATION IN THE FOREGOING SHALL APPLY WHERE LANDLORD IS FOUND TO HAVE BEEN CONTRIBUTORILY NEGLIGENT; PROVIDED, HOWEVER, IN NO EVENT SHALL TENANT BE OBLIGATED TO INDEMNIFY LANDLORD FOR ANY DAMAGES ATTRIBUTABLE OR RELATED TO LANDLORD’S NEGLIGENCE). BY WAY OF EXAMPLE, IN THE EVENT TENANT WERE DEEMED TO BE SIXTY PERCENT (60%) LIABLE AND LANDLORD FORTY PERCENT (40%) LIABLE UNDER THIS PROVISION, TENANT WOULD INDEMNIFY LANDLORD FOR ITS SIXTY PERCENT (60%) CONTRIBUTORY LIABILITY.

(D) LANDLORD’S INDEMNIFICATION. SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 9(B)(5) ABOVE, AND TO THE EXTENT NOT DUE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ITS AGENTS, EMPLOYEES OR CONTRACTORS, LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD TENANT AND ITS OFFICERS,

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DIRECTORS, PARTNERS, EMPLOYEES, AGENTS AND CONTRACTORS HARMLESS FROM AND AGAINST ALL LIABILITIES, LOSSES, DEMANDS, ACTIONS, EXPENSES OR CLAIMS, INCLUDING ATTORNEYS’ FEES AND COURT COSTS FOR INJURY TO OR DEATH OF ANY PERSON OR FOR DAMAGE TO ANY PROPERTY TO THE EXTENT SUCH ARE DETERMINED TO BE CAUSED BY (I) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, EMPLOYEES, OR CONTRACTORS IN OR ABOUT THE PREMISES OR BUILDING, OR (II) THE BREACH BY LANDLORD OF THIS LEASE BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD (AND LANDLORD SPECIFICALLY AGREES THAT, SUBJECT TO SECTION 33.001 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE AS OF THE EFFECTIVE DATE, AND OTHER SIMILAR LIMITATIONS UNDER APPLICABLE LAW, LANDLORD’S INDEMNIFICATION OBLIGATION IN THE FOREGOING SHALL APPLY WHERE TENANT IS FOUND TO HAVE BEEN CONTRIBUTORILY NEGLIGENT; PROVIDED, HOWEVER, IN NO EVENT SHALL LANDLORD BE OBLIGATED TO INDEMNIFY TENANT FOR ANY DAMAGES ATTRIBUTABLE OR RELATED TO TENANT’S NEGLIGENCE).”

12. Condition of Premises. Tenant acknowledges that (a) it has been occupying and continues to occupy the Premises, (b) it is familiar with the condition of the Premises, (c) subject to the construction of the Tenant Improvements and payment of the Extension Term Allowance in accordance with the terms of this Second Amendment, it accepts the Premises in its “as-is, where-is and with all faults” condition without improvement or allowance, and (d) Landlord has made no representation or warranty regarding the condition of the Premises or the suitability thereof for Tenant’s business.

13. Tenant’s Estoppel. Tenant hereby certifies and acknowledges that, as of the date of the mutual execution of this Second Amendment, (a) to Tenant’s actual knowledge, Landlord is not in default in any respect under the Lease; (b) to Tenant’s actual knowledge, Tenant does not have any defenses to its obligations under the Lease; (c) there are no offsets against Rent; (d) Landlord is not holding any security deposit in connection with the Lease; and (e) Landlord has completed all improvements and paid all allowances required to be constructed or paid by Landlord in accordance with the terms of the Lease, subject to construction of the Tenant Improvements and payment of the Extension Term Allowance in accordance with the terms of this Second Amendment. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this Second Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Second Amendment; and (iii) Landlord is relying on such representations in entering into this Second Amendment.

14. Confidentiality. Landlord and Tenant hereby agree to keep the terms of the Lease and this Second Amendment and the negotiation of the Lease and this Second Amendment confidential, and neither party shall disseminate or disclose such information to third parties except each party’s financial, legal and space planning advisors and consultants in connection with the negotiation and documentation of this Second Amendment. Notwithstanding the foregoing, Tenant shall be permitted to disclose this Second Amendment and its terms as required by applicable law, rule or regulation, including the rules and regulations of the United States Securities and Exchange Commission.

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15. Notices. Until such time as Landlord delivers written notice to Tenant of any change to any such address in accordance with the Lease, Landlord’s addresses for notices under the Lease shall be as follows:

To Landlord:	I-10 EC CORRIDOR #2 LIMITED PARTNERSHIP c/o American Realty Advisors 801 North Brand Blvd., Suite 800 Glendale, California 91203 Attention: Stanley Iezman

16. Entire Agreement. This Second Amendment contains the entire agreement and understanding between the parties concerning the subject matter of this Second Amendment and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, concerning the matters that are the subject of this Second Amendment. Wherever possible, each term of this Second Amendment shall be interpreted in such a manner as to be valid under applicable laws, rules, regulations and court authority, but if, notwithstanding the foregoing, any term of this Second Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining terms of this Second Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17. Brokers. Except with respect to CBRE, Inc. and Savills Studley, the brokers involved in this Second Amendment, Tenant hereby represents and warrants to Landlord that Tenant has not entered into any agreement or taken any other action that might result in any obligation on the part of Landlord or Tenant to pay any brokerage commission, finder’s fee or other compensation with respect to this Second Amendment, and Tenant agrees to protect, defend, indemnify and hold Landlord harmless from and against any and all actions, adjudications, awards, causes of action, claims, costs, damages, demands, expenses (including, without limitation, attorneys’ fees and costs and court costs), fees, fines, forfeitures, injuries, judgments, liabilities, liens, losses, obligations, orders, penalties, proceedings, stop notices and suits (collectively, “Claims”) in any way arising or resulting from or in connection with or related to any breach or inaccuracy of such representation and warranty. All references in this Second Amendment to Landlord’s “attorneys’ fees” shall mean and refer to all of Landlord’s fees and costs for attorneys, including in-house attorneys.

18. OFAC Compliance. Landlord and Tenant acknowledge and agree that Section 20(I) of the Original Lease contains certain representations concerning compliance with regulations promulgated by the Office of Foreign Asset Control of the United States Treasury Department. Tenant hereby confirms such representations as of the date of this Second Amendment.

19. Intentionally Omitted.

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20. Intentionally Omitted.

21. Ratification. Landlord and Tenant hereby ratify and confirm their respective rights and obligations under the Lease. Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control.

22. Headings. The headings to sections of this Second Amendment are for convenient reference only and shall not be used in interpreting this Second Amendment.

23. Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Second Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or email, and copies of this Second Amendment executed and delivered by means of faxed or emailed copies of signatures shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon faxed or emailed signatures as if such signatures were original wet signatures. Any party executing and delivering this Second Amendment by fax or email shall promptly thereafter deliver a counterpart signature page of this Second Amendment containing said party’s original signature. All parties hereto agree that a faxed or emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Second Amendment as if it were an original wet signature page.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Second Amendment as of the date first above written.

LANDLORD:

I-10 EC CORRIDOR #2 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	SVF ENERGY CENTER HOUSTON, LLC,
a Delaware limited liability company, Its General Partner

By:	FIRST FIDUCIARY REALTY ADVISORS, INC.,
a California corporation, its Manager

By:	/s/ Paul Vacheron
	Name:	Paul Vacheron
	Title:	Managing Director, Asset Management

Date:	3/11/15

TENANT:

CARBO CERAMICS INC., a Delaware corporation

By:	/s/ Gary A. Kolstad
	Name:	Gary A. Kolstad
	Title:	Chief Executive Officer

By:	/s/ Ernesto Bautista III
	Name:	Ernesto Bautista III
	Title:	Chief Financial Officer

Date:	February 13, 2015

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